                                                                   EXHIBIT 10.13

                                   BLANKET
                                PURCHASE ORDER
                                --------------   [LOGO]                                                 ABOVE NUMBER
                                                                                                        MUST APPEAR ON
                                                                                                        PACKAGES, B/L,
                                                                                                        PACKING SLIPS
[MOYCO LOGO]                                                                                            AND INVOICES.

Moyco Technologies, Inc.

CORPORATE OFFICES 7 Ultralap / Abrasives Div.                  MOYCO UNION BROACH / Dental Division
200 commerce Drive - Montgomeryville - PA 18936                589 Davies Drive - York - PA 17402
(215) 855-4300 - FAX: (215) 362-3809                           (717) 840-9335 - FAX:(717) 840-9347

                                             REQUISITIONER         VENDOR NO.      P.O. DATE    P.O. #    DELIVERY DATE
                                             Picardi               14090           2/24/97    10517      See Schedule


         TO  NANOPHASE TECHNOLOGIES                           SHIP TO    MOYCO TECHNOLOGIES
             453 Commerce Street                                         200 Commerce Drive
             Burr Ridge,  IL  60521                                      Montgomeryville, PA 18936

                                                                         (Or as otherwise directed)

FOB:                                   / / CONFIRMATION ONLY
------------------------------------------------------------------------------------------------------------------------------------
ITEM NO.      QTY   UNITS                      DESCRIPTION                                 UNIT COST    EXTENDED PRICE
------------------------------------------------------------------------------------------------------------------------------------
                            SEE ALL ATTACHED DOCUMENTS
                            WHICH DETAILS THIS PURCHASE ORDER

                            REFER TO ATTACHED PURCHASE PLAN
                            AND ORDER DESCRIPTION

                            POWER MATERIALS AND R&D USED FOR
                            MOYCO CMP SLURRIES PROVIDED ON
 N/A          N/A           EXCLUSIVE BASIS                                                                $30,000,00
                                                                                                           See Documents
                                                                                                           Incorporated





                             ALL DOCUMENTS, ADDENDUMS AS WELL AS
                             TERMS AND CONDITINOS ON REVERSE SIDE
                             OF THIS PURCHASE ORDER ARE INCORPORATED
                             HEREIN


ALL DRAWSINGS, REFERENCE MATERIALS AND INTERRELATED IDEAS ASSOCIATED WITH THIS
PROJECT ARE FOR THE SOLE AND EXCLUSIVE USE OF MOYCO INDUSTRIES INC, AND CANNOT
BE USED BY OTHERS UNDER ANY CIRCUMSTANCES WHATSOEVER WITHOUT THE WRITTEN CONSENT OF MOYCO     TOTAL        $30,000,000
------------------------------------------------------------------------------------------------------------------------------------
NO PARTIAL SHIPMENTS WITHOUT PRIOR AUTHORIZATION                             DO NOT SHIP FREIGHT C.O.D.

TRAFFIC MANAGER, PLEASE NOTE:                                         SUBJECT TO THE TERMS AND CONDITIONS ON THE BACK HEREOF
                                                                          WHICH ARE INCORPORATED AND MADE A PART THEREOF.
                                                                                     MOYCO TECHNOLOGIES, INC.
USE SINGLE FACE PALLETS --
DO NOT DOUBLE TIER.
                                                 /s/  Jerome J. Lipkin                              Executive Vice President
                                                ----------------------------------------------------------------------------
                                                        / / PURCHASING MGR.                       / / SR BUYER

------------------------------------------------------------------------------------------------------------------------------------
WHEN SHIPPING CHARGES ARE NOT PREPAID OUR ROUTING MUST BE OBSERVED, OTHERWISE DIFFERENCE IN TRANSPORTAION CHARGES WILL BE
CHARGED TO SUPPLIER WHEN NO ROUTING IS SPECIFIED. SHIP CHEAPEST STORE DOOR DELIVERY.

                                                                                                Page 1 of 5
                                                                                    No Order will be valid unless signed.

                                                        ORIGINAL

MOYCO/NANOPHASE 5 YEAR PURCHASE AND DISTRIBUTION AGREEMENT

With reference to the Marketing Agreement between Nanophase Technologies Corporation ("NTC") and Moyco Technologies, Incorporated ("Moyco"), dated August 29, 1996, NTC and Moyco hereby agree to the following:
1. NTC agrees to supply to Moyco, on an exclusive basis and for a period of five years from the date last written below ("Effective Date"), NTC Nanotek Aluminum Oxide, and Cerium Oxide, on a continuing basis, for use by Moyco in the production of proprietary formulations for the use in chemical mechanical planarization (CMP) of metal and di-electric layers in the production of semiconductor devices ("Product") as per the terms of the Moyco 5 year purchase order.
2. THE PARTIES AGREE TO NEGOTIATE IN GOOD FAITH FOR THE DEVELOPMENT OF ADDITIONAL MATERIALS FOR EXCLUSIVE SALE TO MOYCO, IN THE FUTURE, FOR CMP MARKETS. MOYCO RETAINS THE RIGHT OF FIRST REFUSAL REGARDING NEW NTC PRODUCTS DEVELOPED AND APPLICABLE TO CMP (SUBJECT TO THE AFOREMENTIONED GOOD FAITH NEGOTIATIONS). A RESEARCH AND DEVELOPMENT FEE OF $100,000 OVER A 2 YEARS
PERIOD WILL BE PAID TO NTC AS PER THE TERMS AND CONDITIONS OF THE MOYCO 5 YEAR PURCHASE ORDER.
3. Moyco agrees that upon the Effective Date, Moyco shall commence the execution of deliveries of Nanophase products as per the terms of the Moyco 5 year purchase order from NTC. (refer to Schedule1/Delivery Objectives*).
4. Moyco and NTC agree that, should Moyco fail to comply with the terms and conditions of the Moyco five year purchase order, this Purchase and Distribution Agreement may be terminated by NTC upon thirty days notice. In the event that NTC terminates this Agreement and Purchase Order, Moyco shall maintain all rights to place orders and purchase the materials indicated herein on a non-exclusive basis for a period of nine (9) months.

5. Moyco and NTC agree that should NTC fail to meet Moyco specifications, terms, delivery, and conditions, that this Purchase and Distribution Agreement may be terminated by Moyco upon 30 days written notice.
6. NTC futher commits that for all product orders drawn in calender years 1997 and 1998 Moyco shall receive a 3% discount from the prices below; thereafter, on all orders exceeding the contract annual minimum requirements, Moyco shall receive a 5% discount from the prices below.
7. Pricing for the sale of the Product by NTC to Moyco shall be determined soley by NTC. NTC commits that through 12/31/98: the price of Nanotek Aluminum Oxide Product to Moyco shall not exceed $55 per kilogram, and, the price of Nanotek Cerium Oxide shall not exceed $70.00 per kilogram, excepting that through 12/31/2000, the price to Moyco for any order of NTC Product shall not increase by more than the actual increase, if any, in the cost to NTC for feedstock(s) used by NTC for production of such order.
8. The Moyco 5 Year Purchase Order is for ($USD) 30,000,000.00 over a 5 year period; and, is subject to standard Moyco purchsae order terms and conditions.

*Schedule 1/Delivery Objectives [NTC shipment rate to Moyco (tons)]:

                1097   2097     3097   4097  1997   1998  1999   2000  2001
--------------------------------------------------------------------------------
Aluminum Oxide   (1)     (2)     (6)   (14)  (23)   (50)  (80)  (140) (200)
--------------------------------------------------------------------------------
Cerium Oxide   (0.1)    (0.4)   (2.0)  (2.5)  (4)   (8)    (16)  (20)  (30)

Cumulative Objective for 1997: (USD) $1,518,150.00
Agreed:

NANOPHASE TECHNOLOGIES CORPORATION            MOYCO TECHNOLOGIES, INCORPORATED

BY: /S/  Robert W. Cross                BY: /S/   Marvin E. Sternberg
   -------------------------------          --------------------------------
ROBERT W. CROSS PRESIDENT - NTC              MARVIN E. STERNBERG, PRESIDENT
                                               MOYCO

dATE:     2/27/97                        DATE:       2/25/97
     -----------------------------            -------------------------------

ITEM   QTY  UNITS   DESCRIPTION                                  UNIT COST
--------------------------------------------------------------------------

N/A    N/A   N/A   NANOPHASE 5 Year Purchase Order*              $30,000,000.00
                   * refer to Moyco/Nanophase 5 Year Purchase
                   and Distribution Agreement attached and in-
                   corporated herein
Payment Terms: 2% - 15 days from Invoice Date; Net 10
R&D PAYMENT TERMS: NET % ON 3/31/97 INVOICE; $5,000.00/MONTH
                   ON 1/31/98 INVOICE
MOYCO IMMDEIDATE DRAW OFF OF THE PURCHASE ORDER AS FOLLOWS:

ITEM   QTY  UNITS   DESCRIPTION                                  UNIT COST
--------------------------------------------------------------------------
POWDER  1   TONS     NTC Nanotek Aluminum Oixde                  $50,000.00
                     (Target Delivery Date** 3/22/97)
POWDER  0.5 TONS     NTC Cerium Oxide                            $31,815.00
                     (Target Delivery Date** 3/22/97)
R&D     1   N/A      CERIA DEVELOPMENT R&D FEE                   $50,000.00
                     (Invoice Date: 3/31/97)
                      for work performed through 3/31/97
POWDER  2   TONS     NTC Nanotek Aluminum Oxide                 $100,000.00
                     (Target Delivery Date** 5/30/97)
POWDER  0.5 TONS     NTC Cerium Oxide                            $31,815.00
                     (Target Delivery Date** 5/30/97)
R&D     1   N/A      1998 R&D FEES                               $50,000.00
                     (Invoice Date 1/31/98)

--------------------------------------------------------------------------
MOYCO DRAW OBJECTIVES: 1997 CALENDAR QUARTER 3 AND QUARTER 4
POWDER  6   TONS     NTC Nanotek Alumium Oxide                  $300,000.00
                     (Target Delivery Date**: 1/30/97)
POWDER  1.5 TONS     NTC Cerium Oxide                            $95,445.00
                     (Target Delivery Date**: 8/30/97)
POWDER  14   TONS     NTC Nanotek Alumium Oxide                 $700,000.00
                     (Target Delivery Date**: 11/30/97)
POWDER  2    TONS     NTC Cerium Oxide                          $127,260.00
                     (Target Delivery Date**: 11/30/97)

** within 10 day window  Total Calender Year 1997 DRAW OBJECTIVE: $1,586,335

                                                                     Page 3 of 5

------------------------------------------------------
30,000,000.00 Cost Break-Out:

        *Research and Development Fee of $100,000.00            $   100,000.00
         over a two (2) year period. (Item 2 of the Moyco/
         Nanophase 5 Year Purchase and Distribution Agree-
         ment.

        *NTC Aluminum Oxide as per the Moyco/Nano-              $24,650,000.00
         phase 5 year Purchase and Distribution Agreement

        *NTC Cerium Oxide as per the Moyco/Nano-                $ 5,250,000.00
         phase 5 year Purchase and Distribution Agreement
--------------------------------------------------------------------------------

NOTATIONS AND AMMENDMENTS:
It is hereby formally agreed that this Purchase Order is subject to standard Moyco Terms and Conditions of Sale contained on the reverse side of this purchase Order, as well as all other incorporated documents.

                            MOYCO INDUSTRIES INC.
                       TERMS AND CONDITIONS OF PURCHASE


1. ACCEPTANCE: This purchase order constitutes a binding contract on the terms set forth herein when it is accepted by Seller either by acknowledgment or by commencement of performance. No addition, change or modification of this purchase order shall be binding unless made in writing and signed by an authorized representative of Buyer.

2. WARRANTY: Seller expressly warrants that all articles, assemblies, parts and materials delivered under this purchase order will be free from defects in labor, materials or fabrication. This warranty shall run to Buyer, its successors, assigns and customers. All warranties shall be construed as conditions as well as warranties and shall not be deemed to be exclusive.

3. PACKING: All items shall be packed by Seller in suitable containers for protection in shipment and storage. All highly polished, highly finished or precision parts are to be properly greased and packed in containers as protection against deterioration.

4. PATENT INDEMNITY: Seller agrees to idemnify and hold harmless the Buyer and its customers against all claims, demands and liability for actual or alleged infringement of any U.S. or foreign patents, trade-marks or similar right by the materials or articles delivered by the Seller, and the Seller will at its own expense defend any action, suit or claim in which such infringement is alleged, provided Seller is duly notified as to suits or claims against Buyer, and provided further that Seller's idemnity as to use shall not apply to articles delivered made to Buyer's drawings or design.

5. COPYRIGHTS: Seller agrees to grant to Buyer and to the Government a royalty-free right to reproduce, use and disclose any and all copyrighted or coyrightable matter required to be delivered by Seller to Buyer under this purchase order. However, it is not deemed to grant a license under any patent now or hereafter issued or employ any right to reproduce anything else called for under this purchase order.

6. MATERIALS FURNISHED: When Buyer furnishes materials to Seller to be worked upon, Seller will be responsible for the care and safe-guarding of materials furnished by Buyer. All such materials not used shall be disposed of as directed by Buyer.

7. TOOLS AND DRAWINGS: Seller agrees that it will use any designs, tools, patents, drawings, Information and equipment furnished by Buyer only in the production of the articles called for in the purchase order and not otherwise unless written consent has been granted by an authorized representative of the Buyer. Buyer does not warrant the accuracy of tools and fixtures furnished and all work must be in strict accordance with specifications. Upon completion or termination, all items shall be returned to Buyer immediately.

8. LABOR DISPUTES: Whenever an actual or potential labor dispute is delaying or threatens to delay performance of this contract, Seller will immediately give notice thereof to the Buyer and further if this order is a Government contract the Seller shall immediately give notice also to the nearest Government Department concerned. Such notice shall include all relevant information with respect to such dispute.

9. DELAYS: Buyer reserves the right to cancel this order in the event shipments are not made within specified time. Seller willl not, however, be liable for damages occassioned by delays in delivery due to causes beyond Seller's control and without his fault or negligence, provided Seller properly notifies Buyer as soon as such delay becomes evident.

11. TERMINATION (NON-GOVERNMENT ORDERS): Buyer may, at its option, terminate this purchase order in whole or in part at any time by written or telegraphic notice to Seller. Upon termination in whole or in part of the work under this purchase order by Buyer, the Seller will stop work immediately, notify sub contractors to stop work and protect property in Seller's possession in which Buyer has or may acquire an interest. If the parties cannot agree by negotiation within a reasonable time upon the amount of fair compensation to the Seller of such termination, Buyer will pay Seller without duplication:

    (a) The contract price for articles which have been completed.

12. CONFIDENTIAL: Seller agrees to be responsible within its control for the safeguarding of all secret, confidential or restricted matters in connection with the work to be performed by the Seller and to require a similar agreement of third parties to whom any work in this order may be alloted.

13. COMPLIANCE WITH LAWS: Seller agrees that in the performance of this contract that it will comply with all applicable Federal, State and local laws and executive orders and regulations.

16. SUB-CONTRACTING: The Seller may not sub-contract in whole or in part any portion of this purchase order, except with prior written consent of the Buyer.

17. INSURANCE: Seller agrees to be responsible for any bodily injury or property damage resulting from Seller's performance under this purchase order, and Seller warrants that adequate insurance is being carried to cover such liabilities. Seller agrees to carry fire and extended coverage insurance and be responsible for any of Buyer's property while in Seller's possession. Seller agrees to maintain Buyer's property in good condition and not to dispose of said property except in accordance with Buyer's instructions.


20. PRICE QUALITY: If price is not stated on this order, Seller shall invoice at lowest prevailing market price. Material is subject to MOYCO's inspection, and approval within a reasonable time after delivery. If specifications are not met, material may be returned at Seller's expense and risk for all damages incidental to the rejection Payment shall not constitute an acceptance of the material nor impair MOYCO's right to inspect or any of its remedies.


NOTATIONS:

        1.) Items 10, 14, 15, 18, 19, and 21 are stricken from this Purchase
            Order.
        2.) Item 11, Sections b and c are stricken from this Purchase Order. 3.) Item 11, Section a (Buyer's Right of Termination) shall apply equally to the Seller subject to the terms stated in Item 4 of Moyco Nanophase 5 Year Purchase and Distribution Agreement.

AGREED:
        /s/ Robert Cross                     /s/ Marvin E. Sternberg
        ------------------------------       -----------------------------
        Mr. Robert Cross-NTC                 Mr. Marvin E. Sternberg-MOYCO

        2-27-97                               2-25-97
        ----------------                      ------------
        DATE                                  DATE

                ADDENDUM TO MOYCO/NANOPHASE 5 YEAR PURCHASE AND
                             DISTRIBUTION AGREEMENT


Except as modified by the Moyco/Nanophase Purchase and Distribution Agreement effective as of February 27, 1997, the Marketing Agreement dated August 28, 1996 shall remain in effect. In particular, and without limitation, we confirm that:

For as long as this agreement remains in effect, or unless the parties otherwise agree in writing, NTC will not directly or indirectly provide or sell any of the Products to anyone other than Moyco knowingly for use in the Applications.

For as long as this agreement remains in effect, or unless the parties otherwise agree in writing, Moyco will not directly or indirectly sell or provide formulations containing aluminum oxide or cerium dioxide other than the Products knowingly for use in the Applications.

AGREED:


Nanophase Technologies Corporation              Moyco Technologies, Incorporated

By:  /s/ Donald J. Freed                        By:         [SIG]
   --------------------------------                 ---------------------------
   Donald J. Freed

Its:  Vice President                            Its:  Vice President
                                                     --------------------------
Date: March 6, 1997                             Date:  3/6/97
      -----------------------------                   -------------------------

                     [MOYCO TECHNOLOGIES, INC. LETTERHEAD]



Nanophase
MR. Don Freed

Dear Don:
I spoke with Mr. Marvin Sternberg earlier today regarding your re-structuring of the deliveries and payments portion of the Moyco/Nanophase Purchase Order/Agreement.

The following changes can be immediatly agreed to:

FROM                                     TO
----                                     --
A. 1 Ton A12O3 3/22/97 net 30 days       2 Tons A12O3 3/22/96 net 90 days
-------------------------------------------------------------------------
B. 2 Tons A12O3 5/30/97 net 30 days      1 Ton A12O3 5/30/97 net 90 days
-------------------------------------------------------------------------
C. 1/2 Ton CeO 3/22/97 net 30 days       1/4 Ton CeO 3/22/97 net 60 days
-------------------------------------------------------------------------
D. Ceria R&D $50,000.00 3/31/97           $75,000 3/31/97
-------------------------------------------------------------------------
E. 1998 R&D Fees $50,000 1/31/98         $25,000 1/31/98
-------------------------------------------------------------------------

AGREES:

/s/ Marvin E. Sternberg          3/31/97      /s/ Don Freed NANOPHASE
-----------------------------    -------      ------------------------  -------
Mr. Marvin E. Sternberg-MOYCO     Date        Mr. Don  Freed-NANOPHASE   Date

                    [MOYCO TECHNOLOGIES, INC. LETTERHEAD]



MOYCO/NANOPHASE 5 YEAR PURCHASE AND DISTRIBUTION AGREEMENT
(Addendum/Amendment)

ISSUE 1

ITEM:     AMMEND/ADD

 2. Moyco agrees to accept a Nanophase Invoice (Invoice Date 6/30/97) for an additional Ceria Development R&D Fee, for work performed from 4/1/97 through 6/30/97, of $70,000.00 terms are Net 90 days.

ISSUE 2

ITEM:     AMMEND/ADD

 6. NTC further commits to sell Nanotek Al2O3 at a price not to exceed $49.50 per kilogram (22.50/lb.) commencing on July 1, 1997 continuing through December 31, 1998.

          NOTE=  The 3% Discount is rescinded effective July 1, 1997.

Signed and Agreed this 30th Day of June 1997:

/s/ S. Charles Picardi                             /s/ Donald J. Freed
----------------------------                       ----------------------------
Mr. S. Charles (Chuck) Picardi                       Mr. Don Freed
 Moyco Technologies, Inc.                          Nanophase Technologies, Inc.

                              MARKETING AGREEMENT



Parties:              Nanophase Technologies Corporation ("NTC")
                      453 Commerce Street
                      Burr Ridge, Illinois 60521

                      Moyco Technologies, Incorporated ("Moyco")
                      200 Commerce Drive
                      Montgomeryville, Pennsylvania  10036

Appointment:          NTC hereby appoints, and Moyco hereby accepts appointment
                      as NTC's globally-exclusive customer of the Products for the Applications defined below.

Products:             NTC NanoTek(TM) Aluminum Oxide, in any form as
                      determined by NTC and Moyco to be required for use by Moyco's customers in the Applications defined below (the
                      Products). From time to time, upon mutual agreement between NTC and Moyco, additional applications may be added to this agreement.

Applications:         Chemical mechanical planation (CMP) of metal layers in the production of semiconductor devices (the Applications).
                      From time to time, upon mutual agreement between NTC and Moyco, additional applications may be added to this agreement.

Marketing Objectives: To achieve and maintain a dominant market position for the
                      Products based upon superior performance of the Products within the Applications defined above.

Colabrative           The parties agree that the primary role of NTC under this
Relationship:         agreement shall be to provide Products and related
                      technology support to Moyco, and the primary role of Moyco shall be to develop and manufacture formulations for the Applications incorporating the Products, perform the marketing functions, and provide the related customer technical support. Nonetheless, the parties agree to actively confer and collaborate with each other concerning significant issues and activities relating to achievement of the marketing objectives.


Responsibilities      Establish and maintain appropriate production and
of NTC:               handling facilities to apply the Products on schedules
                      and in quantities adequate to support the marketing objectives.

                      Use its best efforts to achieve and maintain quality (including elimination of aluminum metal contaminants), technological superiority, and competitive costs of the Products. Secure and utilize such chemical analysis equipment as may be required for this purpose.

                      Actively collaborate with Moyco in efforts to further develop and enhance the Products in support of the marketing objectives. This shall include further refinement of particle size distribution. Secure and utilize such electron microscopy equipment as may be required for this purpose.

                      Actively provide technical and marketing assistance to Moyco in support of the marketing objectives. Employ a dedicated abrasive scientist on the NTC staff. Support shall include but not be limited to:
                        Customer technical presentations.
                        Customer technical support activities.
                        Hosting visits by Moyco customer and prospective customers to NTC facilities .
                        On-going strategic patent review.

            Enforce all patents relevant to NANOTEK Aluminum Oxide.

Responsibilities  Use the best efforts to achieve and maintain quality,
of Moyco:         technological superiority, and competitive costs of its
                  formulations for the Applications.

                  Use its best efforts to diligently market and promote its formulations containing the Products for Applications in support of the marketing objectives.

                  Provide NTC with an initial and rolling schedule of confirmed or planned presentations, samplings and evaluations.

                  On-going and on a current basis, provide NTC with empirical feedback from presentations, samplings and evaluations that are arranged or conducted by Moyco, and otherwise provide NTC with all information available to Moyco concerning Product performance, and concerning market requirements relating to Product performance.

                  Secure and utilize such equipment and facilities as may be required to demonstrate and test formulations for the Applications and to quantify performance. This shall include but not be limited to a CMP metal polishing tool, meteorology equipment and a classroom.

                  Employ technical support staff experienced in CMP polishing and expert in the underlying sciences relevant to the Application.

                  Upon execution of this agreement, order and maintain a buffer inventory of no less than 750 pounds of the Products. This quantity shall be above and beyond Moyco's needs for development, sampling, and customer orders. Upon securing customer orders for production purposes, Moyco shall maintain a buffer inventory of the Products of no less than 750 pounds or the total of estimated customer requirements for two months, whichever is greater.

                  Provide NTC monthly with a rolling six-month forecast and every six months provide NTC with a rolling three-year forecast, of Moyco's Product requirements for the Applications defined above.

Mutual For as long as the agreement remains in effect, or unless the parties otherwise agree in writing, NTC will not directly or indirectly provide or sell any of the Products to anyone other than Moyco knowingly for use in the Applications.

Exclusivity:      For as long as this agreement remains in effect, or unless the parties otherwise agree in writing, Moyco will not directly or indirectly sell or provide formulations containing aluminum oxide other than the Products knowingly for use in the Applications.

Pricing: Pricing for the sale of Products by NTC to Moyco shall be determined solely by NTC. NTC commits that through 12/31/97 the price to Moyco for NanoTek(TM) Aluminum Oxide shall not exceed $25 per pound for orders in excess of 2000 pounds with a defined delivery schedule.

                  When Moyco's purchases of the Products reach an average of 2000 pounds per month over a four month period, NTC shall rebate that portion of the price paid for purchases since 1/1/96 which exceeded $25 per pound. The rebate shall be in the form of six pounds of Products to be delivered for each five pounds of product ordered.

                  Pricing for the sale of Products by Moyco to Moyco's customers shall be determined solely by Moyco.

Shipping:         FOB NTC facility.

Disclaimers:      NTC assumes no risk or liability involved in the use of the
                  Products, including without limitation liability with regard to third-party patent claims.

Term of        One year, automatic renewal unless terminated as provided below.
Agreement:
               Termination without cause: six-month notice.

               Termination for failure to deliver, non-payment, or for material breech of this agreement: Option of non-defaulting party to terminate if failure not cured within 30 days following notice of default.

Notices: All notices required or desired to be given hereunder shall be given by hand delivery, or by registered or certified mail, return receipt requested, to the addresses listed above, and shall be effective upon receipt.

Proprietary    The parties agree to the terms of the confidentiality agreement
Rights:        executed on 2/1/96.

               The sale of Products by NTC to Moyco shall not constitute a license from NTC to Moyco.

Independent    Each party is an independent contractor.  Neither party is the
Contractors:   agent of the other, and neither shall have authority
               to bind the other.

Jurisdiction:  All disputes arising out of this Agreement shall be decided by a competent court having jurisdiction over the defendant in accordance with the laws of the state of Illinois applicable to contracts made and to be performed in Illinois.

Prior          This agreement supersedes the prior agreement of the parties
Agreements:    dated 2/1/96.


AGREED:

NANOPHASE TECHNOLOGIES CORPORATION          MOYCO TECHNOLOGIES, INCORPORATED


By:  /s/ Robert W. Cross                   By:  /s/  Marvin Sternberg
    -------------------------------            --------------------------------
    Robert W. Cross, President                 Marvin Sternberg, President

Date: 29 August 1996                        Date:  August 29, 1996
      -----------------------------               -----------------------------